UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: March 29, 2021
TECOGEN INC. (OTCQX: TGEN)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)
(781) 466-6400
(Registrant's telephone number, including area code)
_______________________________________________

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02. - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective March 29, 2021, Ms. Deanna M. Petersen resigned as a director of Tecogen Inc. (“Company”) in order to focus on other professional commitments. Ms. Petersen served as the chair of the board of directors’ Audit Committee and as a member of its Nominating and Corporate Governance Committee. In order to have continuing access to Ms. Petersen following her resignation as a director, the Company, for nominal compensation, entered into a consulting agreement with Ms. Petersen that enables the Company’s board of directors and senior management to consult with Ms. Petersen. The consulting agreement is for a term of one year and may be renewed for additional terms.

Appointment of New Director

Effective March 29, 2021, the board of directors of the Company elected Mr. Ralph Jenkins, age 65, as a director of the Company to fill the vacancy on the board of directors created by the resignation of Ms. Petersen.

Mr. Jenkins is a retired partner at Ernst & Young LLP where he provided accounting related services for a diversified client base for 36 years until February 2016 from offices in Boston, Massachusetts and in Manchester, New Hampshire where he served as Office Managing Partner for five years. Mr. Jenkins’ expertise includes matters related to initial public offerings, mergers and acquisitions transactions, financing transactions, and implementation of internal controls in connection with Sarbanes-Oxley compliance. Mr. Jenkins received a B.S in accounting from Bentley University in 1977.

The board of directors has determined that Mr. Jenkins is an “independent director” within the meaning of such term set forth in Section 5605(a)(2) of The Nasdaq Stock Market Rulebook.

Appointment of Chief Accounting Officer

Effective March 29, 2021, the board of directors of the Company appointed Mr. Roger Deschenes as the Company’s Chief Accounting Officer and Treasurer to replace Mr. Benjamin Locke as the Company’s principal financial officer. Mr. Deschenes will hold such positions until his resignation, death, or removal.

On September 9, 2020, Mr. Deschenes, age 62, became a consultant to the Company in which role he has assisted in the preparation of the Company’s accounting and financial reports. Mr. Deschenes has led accounting and finance functions in high-technology manufacturing and consumer products and distribution companies for over 30 years, including as Division Chief Financial Officer at L3 Security Detection Systems, Inc. in 2017 and 2018, and as Vice President, Finance, Chief Financial Officer and Chief Accounting Officer at Implant Sciences Corporation from 2010 to 2017. Mr. Deschenes received a B.S. in Business Administration from Salem State University and is a Certified Management Accountant.

There are no family relationships between Mr. Deschenes and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. On September 21, 2020 the Company granted Mr. Deschenes options to purchase 50,000 shares of the Company’s common stock at a price per share in the amount of $0.78. The options vest 50% once the Company has achieved Adjusted EDITDA in an amount that is not less than two percent of revenue for two consecutive quarters, and the remaining 50% vests once the Company has achieved Adjusted EBITDA in an amount that is not less than three percent of revenue for four consecutive quarters.

The foregoing appointments and other matters were approved by, and recommended to, the board of directors of the Company by the Nominating and Corporate Governance Committee of the board of directors on March 25, 2021.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Benjamin Locke
March 29, 2021	Benjamin Locke, Chief Executive Officer